Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-178960

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Outperformance Jump Securities Based on the Performance of the SPDR® S&P® 500 ETF Trust Relative to the iShares® Barclays 20+ Year Treasury Bond Fund due June 4, 2015	$3,072,440.00	$419.08
(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

May 2013 PRICING SUPPLEMENT (To Prospectus dated January 11, 2012 and Product Supplement dated May 9, 2013)
STRUCTURED INVESTMENTS
Opportunities in Multi-Asset
Outperformance Jump Securities due June 4, 2015

$3,072,440 Based on the Performance of the SPDR® S&P® 500 ETF Trust Relative to the iShares® Barclays 20+ Year Treasury Bond Fund

The Outperformance Jump Securities (the “securities”) offer the opportunity for investors to earn a return based on the performance of the shares of the SPDR® S&P® 500 ETF Trust (“the SPY shares”) relative to the performance of the iShares® Barclays 20+ Year Treasury Bond Fund (the TLT shares”). Unlike ordinary debt securities, the securities do not pay interest and do not guarantee the return of any of the principal at maturity. Instead, at maturity, you will receive a positive return on the securities equal to 16.50%, which we refer to as the upside payment, if the share return of the SPY Shares (the “SPY return”) is greater than the share return of the TLT Shares (the “TLT return”). If, on the other hand, the SPY return is equal to or less than the TLT return, you will receive for each $10 stated principal amount of securities that you hold, a payment that is equal to or less than the stated principal amount of $10 by an amount that is proportionate to any amount by which the SPY return is less than the TLT return. Accordingly, the securities do not guarantee any return of principal at maturity and investors may lose their entire initial investment in the securities. The securities are for investors who seek an outperformance return and who are willing to risk their principal and forgo current income and upside above the upside payment in exchange for the fixed upside payment if the SPY shares outperform the TLT shares. The securities are unsubordinated, unsecured debt obligations issued by UBS AG, and all payments on the securities are subject to the credit risk of UBS AG.

SUMMARY TERMS
Issuer:		UBS AG, London Branch
Long shares:		Shares of the SPDR® S&P® 500 ETF (the ’‘SPY” shares”)
Short shares:		Shares of the iShares® Barclays 20+ Year Treasury Bond Fund (the “TLT” shares and together with the SPY shares, the “underlying shares”)
Aggregate principal amount:	$3,072,440
Stated principal amount:	$10.00 per security
Issue price:	$10.00 per security (see “Commissions and issue price” below)
Pricing date:		May 31, 2013
Original issue date:		June 5, 2013
Valuation date:		June 1, 2015, subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities “— Valuation Date” and “— Market Disruption Events” in the product supplement).
Maturity date:		June 4, 2015, subject to adjustments for certain market disruption events and as described under “General Terms of the Securities — Maturity Date” in the accompanying product supplement.
Payment at maturity:	• If the SPY return is greater than the TLT return:	Cash payment per security equal to (i) the stated principal amount plus (ii) the upside payment.
	• If the SPY return is equal to the TLT return:	Cash payment per security equal to the stated principal amount.
	• If the SPY return is less than the TLT return:	Cash payment per security equal to the stated principal amount plus the product of (i) the stated principal amount multiplied by (ii) the outperformance return
In this case, the payment at maturity will be less than the stated principal amount of $10 and could be zero. However, under no circumstances will the payment at maturity be less than zero.
Underlying return:		For each underlying share, the (final price - the initial price the intial price
Initial price:	$163.24, which is equal to the closing price of the SPDR® S&P® 500 ETF on the pricing date, and
$114.49, which is equal to the closing price of the iShares® Barclays 20+ Year Treasury Bond Fund on the pricing date, each subject to adjustment in the case of certain adjustment events.
Final price:		The closing price of the SPDR® S&P® 500 ETF and iShares® Barclays 20+ Year Treaury Bond Fund on the valuation date.
SPY return:		The underlying return calculated in respect of the SPY shares.
TLT return:		The underlying return calculated in respect of the TLT shares.
Upside payment:		$1.65 per security (16.50% of the stated principal amount).
Outperformance return:		The SPY return minus the TLT return.
CUSIP:		90271C528
ISIN:		US90271C5287
Listing:		The securities will not be listed on any securities exchange.
Agent:		UBS Securities LLC

Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)(2)	Proceeds to Issuer
Per security	100.00%	2.25%	97.75%
Total	$3,072,440.00	$69,129.90	$3,003,310.10
(1)	The actual price to public and agent’s commissions for a particular investor may be reduced for volume purchase discounts depending on the aggregate amount of securities purchased by that investor. The lowest price payable by an investor is $9.925 per security. Please see “Syndicate Information” on page 20 for further details.
(2)	UBS Securities LLC, acting as agent for UBS AG, will receive a fee of $0.225 per $10.00 stated principal amount of securities and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.225 per $10.00 stated principal amount of securities that Morgan Stanley Smith Barney LLC sells. See “Supplemental Information Concerning Plan of Distribution; Conflicts of Interest.”

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF THE STATED PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES IS SUBJECT TO THE CREDITWORTHINESS OF UBS. IF UBS WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated May 9, 2013       Prospectus dated January 11, 2012

Pricing Supplement dated May 31, 2013

May 2013

Outperformance Jump Securities due June 4, 2015
$3,072,440 Based on the Performance of the SPDR® S&P® 500 ETF Trust Relative to the iShares® Barclays 20+ Year Treasury Bond Fund

Additional Information about UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

Prospectus dated January 11, 2012:
http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

Product Supplement dated May 9, 2013:
http://www.sec.gov/Archives/edgar/data/1114446/000139340113000231/c343213_690856-424b2.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Outperformance Jump Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated January 11, 2012, and references to the “accompanying product supplement” mean the UBS product supplement “Outperformance Jump Securities”, dated May 9, 2013

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

May 2013

Outperformance Jump Securities due June 4, 2015
$3,072,440 Based on the Performance of the SPDR® S&P® 500 ETF Trust Relative to the iShares® Barclays 20+ Year Treasury Bond Fund

Investment Summary

Outperformance Jump Securities

The Outperformance Jump Securities Based on the Performance of the SPDR® S&P® 500 ETF Relative to the iShares® Barclays 20+ Year Treasury Bond Fund can be used:

•	As an alternative to direct exposure to the underlying shares that provides an upside payment of $1.65 per security (16.50% of the stated principal amount) if the SPY shares outperforms the TLT shares from the pricing date to the valuation date; and
•	To potentially enhance returns in a moderately bullish scenario for the SPY shares relative to the TLT shares, if the SPY shares has at all outperformed the TLT shares from the pricing date to the valuation date.

The securities are exposed on a 1 to 1 basis to any outperformance of the TLT shares relative to the SPY shares. Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	Approximately 2 years
Upside payment:	$1.65 per security (16.50% of the stated principal amount)
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities.
Interest:	None
Key Investment Rationale

This approximately 2-year investment offers investors an opportunity to earn an upside payment equal to $1.65 per security (16.50% of the stated principal amount) of the stated principal amount per security provided the SPY return is greater than the TLT return. The payment at maturity will vary depending on the final price, as follows:

Upside Scenario	On the valuation date, the SPY return is greater than the TLT return.
■ The payment due at maturity will be a cash payment per security equal to (i) the stated principal amount plus (ii) the upside payment.
■ Investors will not participate in any outperformance return in excess of the upside payment.

Par Scenario	On the valuation date, the SPY return is equal to TLT return.
■ The payment due at maturity will be a cash payment per security equal to the stated principal amount.

Downside Scenario	On the valuation date, the SPY return is less than the TLT return.

■

The payment due at maturity will be a cash payment less than the principal amount, resulting in a loss on your initial investment that is proportionate to the amount by which the SPY return is less than the TLT return on the valuation date.

■ Investors will lose some and may lose all of their principal in this scenario.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF THE STATED PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES IS SUBJECT TO THE CREDITWORTHINESS OF UBS. IF UBS WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

May 2013

Outperformance Jump Securities due June 4, 2015
$3,072,440 Based on the Performance of the SPDR® S&P® 500 ETF Trust Relative to the iShares® Barclays 20+ Year Treasury Bond Fund

Investor Suitability

The securities may be suitable for you if:

■	You fully understand the risks inherent in an investment in the securities, including the risk of loss of your entire initial investment.
■	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that has full exposure to any underperformance of the SPY shares relative to the TLT shares.
■	You are seeking an investment that provides exposure to the performance of the SPY shares relative to the TLT shares rather than the outright performance of one or both underlying shares and believe that the outperformance return will not be greater than the upside payment.
■	You understand and accept that your potential return is limited to the upside payment and you are willing to invest in the securities based on the upside payment of $1.65 per security (16.50% of the stated principal amount).
■	You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the performance of the SPY shares in relation to the TLT shares.
■	You do not seek current income from your investment and are willing to forgo dividends or other distributions paid on the stocks or other assets included in the underlying shares.
■	You are willing to hold such securities to maturity, a term of approximately 2 years, and accept that there may be little or no secondary market for the securities.
■	You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you.

The securities may not be suitable for you if:

■	You do not fully understand the risks inherent in an investment in the securities, including the risk of loss of your entire initial investment.
■	You require an investment designed to provide a full return of principal at maturity.
■	You cannot tolerate the loss of some or all of your initial investment or are not willing to make an investment that has full exposure to any underperformance of the SPY shares relative to the TLT shares.
■	You are not seeking an investment that provides exposure to the performance of the SPY shares relative to the TLT shares rather than the outright performance of one or both underlying shares.
■	You believe that the TLT shares may outperform the SPY shares over the term of the securities or that the outperformance return will exceed the upside payment.
■	You are unwilling to invest in the securities based on the upside payment of $1.65 per security (16.50% of the stated principal amount).
■	You seek an investment that has unlimited return potential without a cap on appreciation.
■	You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the performance of the SPY shares in relation to the TLT shares.
■	You seek current income from your investment or prefer to receive the dividends or other distributions paid on the underlying shares.
■	You are unable or unwilling to hold such securities to maturity, a term of approximately 2 years, or you seek an investment for which there will be an active secondary market for the securities.
■	You are not willing to assume the credit risk of UBS for all payments under the securities.

May 2013

Outperformance Jump Securities due June 4, 2015
$3,072,440 Based on the Performance of the SPDR® S&P® 500 ETF Trust Relative to the iShares® Barclays 20+ Year Treasury Bond Fund

How the Securities Work
Payoff Diagram

The payoff diagram below illustrates the payout on the securities at maturity for a range of hypothetical outperformance returns. The diagram is based on the following terms:

Stated principal amount:	$10.00 per security
Upside payment	$1.65 per security (16.50% of the stated principal amount)

Outperformance Jump Securities Payoff Diagram

How it works

Upside Scenario.  If the SPY return is greater than the TLT return, the payment at maturity on the securities is greater than the $10.00 stated principal amount per security, but in all cases is equal to and will not exceed the $10.00 stated principal amount plus the upside payment. Under the terms of the securities, an investor would receive the payment at maturity of $11.65 per security if the outperformance return is positive, regardless of the magnitude of the positive outperformance return. Investor will not participate in any outperformance return in excess of the upside payment of 16.50%.

Flat Scenario.  If the SPY return is equal to the TLT return, the payment at maturity on the securities will be the $10.00 stated principal amount per security.

Downside Scenario.  If the SPY return is less than the TLT return, the payment at maturity would be less than the stated principal amount of $10.00 by an amount that is proportionate to the negative outperformance return. There is no minimum payment at maturity on the securities.

For example, if the outperformance return is a negative 40%, the payment at maturity would be $6 per security (60% of the stated principal amount).

May 2013

Outperformance Jump Securities due June 4, 2015
$3,072,440 Based on the Performance of the SPDR® S&P® 500 ETF Trust Relative to the iShares® Barclays 20+ Year Treasury Bond Fund

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security are specified in this pricing supplement):

Hypothetical Upside payment	$1.75 per security (17.5% of the stated principal amount)
Hypothetical Initial Price for the SPY shares	$160.00
Hypothetical Initial Price for the TLT shares	$120.00

Example 1 — On the valuation date, the SPY shares close at $200.00, which is 25% above the initial price of $160.00, and the TLT shares close at $108.00, which is 10% below the initial price of $120.00.

Underlying share	Initial Price	Final Price	Underlying Return
The SPY shares	$160.00	$200.00	25%
The TLT shares	$120.00	$108.00	-10%

Because the SPY return is greater than the TLT return, and therefore the outperformance return is positive, UBS will repay the principal amount plus pay a return equal to the upside payment. Accordingly, the payment at maturity of $11.75 per $10 principal amount security would be calculated as follows:

$10 + Upside payment

$10 + $1.75 = $11.75

Example 2 — On the valuation date, the SPY shares close at $200.00, which is 25% above the initial price of $160.00, and the TLT shares close at $144.00, which is 20% above the initial price of $120.00.

Underlying share	Initial Price	Final Price	Underlying Return
The SPY shares	$160.00	$200.00	25%
The TLT shares	$120.00	$144.00	20%

Because the SPY return is greater than the TLT return, and therefore the outperformance return is positive, UBS will repay the principal amount plus pay a return equal to the upside payment. Accordingly, the payment at maturity of $11.75 per $10 principal amount security would be calculated as follows:

$10 + Upside payment

$10 + $1.75 = $11.75

Example 3 — On the valuation date, the SPY shares close at $152.00, which is 5% below the initial price of $160.00, and the TLT shares close at $108.00, which is 10% below the initial price of $120.00.

Underlying share	Initial Price	Final Price	Underlying Return
The SPY shares	$160.00	$152.00	-5%
The TLT shares	$120.00	$108.00	-10%

Because the SPY return is greater than the TLT return, and therefore the outperformance return is positive, UBS will repay the principal amount plus pay a return equal to the upside payment. Accordingly, the payment at maturity of $11.75 per $10 principal amount security would be calculated as follows:

$10 + Upside payment

$10 + $1.75 = $11.75

Example 4 — On the valuation date, the SPY shares close at $200.00, which is 25% above the initial price of $160.00, and the TLT shares close at $150.00, which is 25% above the initial price of $120.00.

Underlying share	Initial Price	Final Price	Underlying Return
The SPY shares	$160.00	$200.00	25%
The TLT shares	$120.00	$150.00	25%

Because the SPY return is equal to the TLT return, UBS will pay you for each security you hold a cash payment equal to your principal amount of $10.

May 2013

Outperformance Jump Securities due June 4, 2015
$3,072,440 Based on the Performance of the SPDR® S&P® 500 ETF Trust Relative to the iShares® Barclays 20+ Year Treasury Bond Fund

Example 5 — On the valuation date, the SPY shares close at $176.00, which is 10% above the initial price of $160.00, and the TLT shares close at $150.00, which is 25% above the initial price of $120.00.

Underlying shares	Initial Price	Final Price	Underlying Return
The SPY shares	$160.00	$176.00	10%
The TLT shares	$120.00	$150.00	25%

Because the SPY return is less than the TLT return, and therefore the outperformance return is negative, UBS will repay less than the full principal amount at maturity, if anything, resulting in a loss of principal that is proportionate to the negative outperformance return. Accordingly, the payment at maturity of $8.50 per $10 principal amount security would be calculated as follows:

the greater of (i) $10.00 + ($10 × Outperformance Return) and (ii) $0
= the greater of (i) $10.00 + ($10 × (10% – 25%)) and (ii) $0
= the greater of (i) $8.50 and (ii) $0

If the outperformance return is negative, you will lose some or all of your principal.

Example 6 — On the valuation date, the SPY shares close at $120.00, which is 25% below the initial price of $160.00, and the TLT shares close at $96.00, which is 20% below the initial price of $120.00.

Underlying share	Initial Price	Final Price	Underlying Return
The SPY shares	$160.00	$120.00	-25%
The TLT shares	$120.00	$96.00	-20%

Because the SPY return is less than the TLT return, and therefore the outperformance return is negative, UBS will repay less than the full principal amount at maturity, if anything, resulting in a loss of principal that is proportionate to the negative outperformance return. Accordingly, the payment at maturity of $9.50 per $10 principal amount security would be calculated as follows:

the greater of (i) $10.00 + ($10 × outperformance return) and (ii) $0
= the greater of (i) $10.00 + ($10 × (-25% – (-20%))) and (ii) $0
= the greater of (i) $9.50 and (ii) $0

If the outperformance return is negative, you will lose some or all of your principal.

Example 7 — On the valuation date, the SPY shares close at $152.00, which is 5% below the initial price of $160.00, and the TLT shares close at $108.00, which is 10% below the initial price of $120.00.

Underlying share	Initial Price	Final Price	Underlying Return
The SPY shares	$160.00	$152.00	-5%
The TLT shares	$120.00	$108.00	-10%

Because the SPY return is greater than the TLT return, and therefore the outperformance return is positive, UBS will repay the principal amount plus pay a return equal to the upside payment. Accordingly, the payment at maturity of $11.75 per $10 principal amount security would be calculated as follows:

$10 + Upside payment
$10 + $1.75 = $11.75

Example 8 — On the valuation date, the SPY shares close at $56.00, which is 65% below the initial price of $160.00, and the TLT shares close at $180.00, which is 50% above the initial price of $120.00.

Underlying share	Initial Price	Final Price	Underlying Return
The SPY share	$160.00	$56.00	-65%
The TLT share	$120.00	$180.00	50%

Because the SPY return is less than the TLT return, and therefore the outperformance return is negative, UBS will repay less than the full principal amount at maturity, if anything, resulting in a loss of principal that is proportionate to the negative outperformance return. Accordingly, the payment at maturity of $0 per $10 principal amount security would be calculated as follows:

the greater of (i) $10.00 + ($10 × outperformance return) and (ii) $0
= the greater of (i) $10.00 + ($10 × (-65% – 50%)) and (ii) $0
= the greater of (i) -$1.50 and (ii) $0

If the outperformance return is negative, you will lose some or all of your principal.

May 2013

Outperformance Jump Securities due June 4, 2015
$3,072,440 Based on the Performance of the SPDR® S&P® 500 ETF Trust Relative to the iShares® Barclays 20+ Year Treasury Bond Fund

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

■	The securities do not pay interest or guarantee any return of principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee payment of the stated principal amount at maturity. If the SPY return is less than the TLT return, you will receive, for each security that you hold, a payment at maturity that is less than the $10 stated principal amount of each security by an amount proportionate to the amount by which in the SPY return is less than the TLT return on the valuation date. There is no minimum payment at maturity on the securities and, accordingly, you could lose your entire investment.
■	The return on the securities is based on the outperformance return. You may receive a lower payment at maturity than you could receive by taking directly a long position in the SPY shares or a short position in the TLT shares. Unlike a long position in the SPY shares or a short position in the TLT shares, you may not earn a positive return even if the SPY shares appreciates or the TLT shares depreciates over the term of the securities. You may also not earn a positive return even if both the SPY shares and the TLT shares appreciate or if both the SPY shares and the TLT shares depreciate, if in either case the SPY return is less than the TLT return. The securities are linked to the performance of the SPY shares minus the performance of the TLT shares and thus are affected by the relative, not absolute, performance of the underlying shares. In order to get a positive return on the securities, the price of the SPY shares must increase over the term of the securities by a greater percentage than that of the TLT shares, or if the price of both underlying shares decrease, the price of the SPY shares must decrease by a lower percentage than that of the TLT shares.
■	Changes in the price of the SPY shares may be offset or entirely negated by changes in the price of the TLT shares. Irrespective of whether the SPY return has a positive (or negative) correlation (or no correlation) with the TLT return, your investment will be exposed to the performance of the SPY shares relative to the TLT shares and you will suffer a loss on your investment if the SPY shares underperform the TLT shares. A positive SPY return may be offset or entirely negated by a positive TLT return. Similarly, a negative TLT return may be offset or entirely negated by a negative SPY return. Therefore, if the SPY return has a strong positive correlation with the TLT return, you may not receive the upside payment and you may lose some of your investment at maturity. Your securities may be subject to a loss even if the price of the SPY shares appreciate or the price of the TLT shares depreciate during the term of the securities.
■	Your return potential is limited to the upside payment. Your potential gain on the securities will be limited to the upside payment, regardless of the appreciation in the price of the SPY shares relative to the price of the TLT shares, which may be significant. Because you will not participate in any positive outperformance return that exceeds the upside payment, you may receive a lower payment at maturity than you would have if you had invested directly in the underlying shares. The upside payment will be determined on the pricing date. See “How the Outperformance Jump securities Work” above.
■	The upside payment applies only if you hold the securities to maturity. You should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the upside payment specified herein, or the full economic value of the securities, and the return you realize may be less than the return of the SPY shares relative to the return of the TLT shares. You can receive the full benefit of the upside payment only if you hold your securities to maturity.
■	Credit risk of UBS. The securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose your entire investment.
■	The market price of the securities will be influenced by many unpredictable factors. Several factors will influence the value of the securities prior to maturity. Although we expect that generally the market price of the underlying equities will affect the value of the securities more than any other single factor, other factors that may influence the value of the securities include: the value and volatility (frequency and magnitude of changes in value or price) of the underlying shares, the dividend yield of the underlying shares, geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the equities market generally and that may affect the closing price of the underlying shares, interest and yield rates in the market, time remaining until the securities mature and any actual or anticipated changes in the credit ratings or credit spreads of UBS. You may receive less, and possibly significantly less, than the stated principal amount of the securities if you are able to sell your securities prior to maturity.
■	No assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether the prices of the underlying shares will rise or fall. The prices will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying shares. You should be willing to accept the downside risks of owning equities in general, and to assume the risk that you may lose some or all of your initial investment.

May 2013

Outperformance Jump Securities due June 4, 2015
$3,072,440 Based on the Performance of the SPDR® S&P® 500 ETF Trust Relative to the iShares® Barclays 20+ Year Treasury Bond Fund

■	The determination of your payment at maturity does not take into account all developments in the price of the underlying shares. Changes in the price of the underlying shares during the periods between the pricing date and the valuation date will not be reflected in the calculation of the amount payable at maturity of the securities. The calculation agent will determine the payment at maturity by observing the final price on the valuation date relative to the initial price on the pricing date.
■	The inclusion in the original issue price of commissions and estimated cost of hedging is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC is willing to purchase the securities in secondary market transactions will likely be lower than the original issue price, because the original issue price will include, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the estimated cost of hedging the issuer’s obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC, as a result of dealer discounts, mark-ups or other transaction costs. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.
■	Owning the securities is not the same as owning the underlying shares. Owning the securities is not the same as owning the underlying shares. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights that holders of the underlying shares would have.
■	The value of the underlying shares may not completely track the value of the securities in which such exchange traded funds invest. Although the trading characteristics and valuations of the underlying shares will usually mirror the characteristics and valuations of the securities in which such exchange traded funds invest, its value may not completely track the relative values of such securities. The values of the underlying shares will reflect transaction costs and fees that the securities in which these exchange traded funds invest do not have. In addition, although the underlying shares may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such underlying shares or that there will be liquidity in the trading market.
■	Adjustments to the securities and the indices underlying the underlying shares could adversely affect the value of the securities. Those responsible for calculating and maintaining the underlying shares and the indices tracked by the underlying shares can, pursuant to their investment strategy or otherwise, add, delete or substitute the securities of the underlying shares or the indices tracked by the underlying shares, or make other methodological changes that could change the value of the underlying shares or the indices tracked by the underlying shares. Any of these actions could adversely affect the prices of the underlying shares and, consequently, the value of the securities.
■	Fluctuation of NAV. The net asset value (the “NAV”) of an exchange traded fund may fluctuate with changes in the market value of such exchange traded fund’s securities holdings. The market prices of the underlying shares may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of the underlying shares may differ from its NAV per share; the underlying shares may trade at, above or below their NAV per share.
■	Potential conflicts of interest. UBS and its affiliates may engage in business related to the underlying shares, which may present a conflict between the obligations of UBS and you, as a holder of the securities. The calculation agent, an affiliate of the issuer, will determine the final prices and the payment at maturity based on the closing prices of the underlying shares on the valuation date. The calculation agent can postpone the determination of the final price or the maturity date if a market disruption event occurs and is continuing on the valuation date. In addition, although the calculation agent made all determinations and took all actions in relation to the establishment of the initial price in good faith, it should be noted that such discretion could have an impact (positive or negative), on the value of your securities.
■	Affiliate research reports and commentary. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying shares to which the securities are linked.
■	Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the securities. One or more of our affiliates have hedged our obligations under the securities and will carry out hedging activities related to the securities (and other instruments linked to the underlying shares, including trading in the underlying shares, swaps, futures and options contracts on the underlying shares as well as in other instruments related to the underlying shares. Our affiliates also trade in the underlying shares and other financial instruments related to the underlying shares on a regular basis as part of their general broker-dealer, proprietary trading and other businesses. Any of these hedging or trading activities on or prior to the pricing date could adversely affect the respective initial prices and, as a result, could have increased (or decreased) the prices at which the underlying shares must close on the valuation date so that investors do not suffer a loss on their initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the prices of the underlying shares on the valuation date and, accordingly, the amount of cash, if any, an investor will receive at maturity.
■	An investment linked to the prices of fixed-income securities, such as the TLT shares, is subject to significant risks, including interest rate-related and credit-related risks. Investing in the securities or in the TLT shares differs significantly from investing directly in bonds to be held to maturity as the value of the TLT shares changes, at times significantly, during each trading day based upon the current market prices of its underlying bonds. The market prices of these bonds are volatile and significantly influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the U.S. government.

May 2013

Outperformance Jump Securities due June 4, 2015
$3,072,440 Based on the Performance of the SPDR® S&P® 500 ETF Trust Relative to the iShares® Barclays 20+ Year Treasury Bond Fund

In general, fixed-income securities are significantly affected by changes in current market interest rates. As interest rates decline, the prices of fixed-income securities, including those underlying the TLT shares, is likely to increase. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. As a result, declining interest rates may cause the value of the bonds underlying the TLT shares, and the TLT shares themselves, to increase, possibly significantly, which may adversely affect the market value of the securities.
Interest rates are subject to volatility due to a variety of factors, including:
■ sentiment regarding underlying strength in the U.S. economy and global economies;
■ expectations regarding the level of price inflation;
■ sentiment regarding credit quality in the U.S. and global credit markets;
■ central bank policies regarding interest rates; and
■ the performance of U.S. and foreign capital markets.
The TLT shares holds bonds with maturities longer than 20 years, which typically tend to be more sensitive to interest rate changes than shorter dated bonds.
■	The anti-dilution protection for the underlying shares is limited. The calculation agent will make adjustments to the initial price for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment in response to all events that could affect the underlying shares. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected.
■	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. UBS Securities LLC may act as a market maker in the offering of the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which UBS Securities LLC is willing to buy the securities. If at any time UBS Securities LLC or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
■	Uncertain tax treatment — Significant aspects of the tax treatment of the securities are uncertain. You should consult your own tax advisor about your tax situation.

May 2013

Outperformance Jump Securities due June 4, 2015
$3,072,440 Based on the Performance of the SPDR® S&P® 500 ETF Trust Relative to the iShares® Barclays 20+ Year Treasury Bond Fund

Information about the underlying shares
SPDR® S&P® 500 ETF

We have derived all information contained herein regarding the SPDR® S&P® 500®ETF Trust (the “SPDR 500 Trust”) from publicly available information. Such information reflects the policies of, and is subject to change by, PDR Services LLC, the sponsor of the SPDR 500 Trust and State Street Bank and Trust Company, the trustee of the SPDR 500 Trust (the “Trustee”). UBS has not undertaken an independent review or due diligence of any publicly available information regarding the SPDR 500 Trust.

The SPDR 500 Trust is a unit investment trust that issues securities called “Trust Units” or “Units” of the SPDR 500 Trust (the “SPDRs”), each of which represents a fractional undivided ownership interest in the SPDR 500 Trust. The SPDR 500 Trust is designed to generally correspond to the price and yield performance, before fees and expenses, of the S&P 500® Index. The Trustee on a nondiscretionary basis adjusts the composition of the portfolio of stocks held by the SPDR 500 Trust to conform to changes in the composition and/or weighting structure of the S&P 500® Index. Although the SPDR 500 Trust may at any time fail to own certain securities included within the S&P 500® Index, the SPDR 500 Trust will be substantially invested in the constituent stocks of the S&P 500® Index.

The S&P 500® Index was developed by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. (“S&P”) and is calculated, maintained and published by S&P. S&P is under no obligation to continue to publish, and may discontinue or suspend the publication of the S&P 500® Index at any time. The S&P 500® Index is composed of five-hundred (500) selected stocks of United States companies, all of which are listed on national stock exchanges and spans over 25 separate industry groups. Since 1968, the S&P 500® Index has been a component of the U.S. Commerce Department’s list of Leading Indicators that track key sectors of the U.S. economy.

As of March 31, 2013, ordinary operating expenses of the SPDR 500 Trust are expected to accrue at an annual rate of 0.0945% of the SPDR 500 Trust’s daily net asset value. Expenses of the SPDR 500 Trust reduce the net value of the assets held by the SPDR 500 Trust and therefore, reduce the value of each SPDR.

As of March 31, 2013, the SPDR 500 Trust held stocks of U.S. companies in the following industry sectors: Information Technology (18.01%), Financials (15.92%), Health Care (12.53%), Consumer Discretionary (11.63%), Consumer Staples (10.96%), Energy (10.91%), Industrials (10.11%), Utilities (3.50%), Materials (3.42%), and Telecommunication Services (2.97%).

Information filed by the SPDR® 500 Trust with the SEC under the Securities Act of 1933 and the Investment Company Act of 1940 can be found by reference to its SEC file number: 033-46080 and 811-06125. The SPDR 500 Trust’s website is https://www.spdrs.com/product/fund.seam?ticker=spy. Shares of the SPDR 500 Trust are listed on the NYSE Arca under ticker symbol “SPY.”

Information as of market close on May 31, 2013:

Bloomberg Ticker Symbol:	SPY UP <Equity>
Current Share Closing Price:	$163.24
52 Weeks Ago (on May 31, 2012):	$131.49
52 Week High (on May 21, 2013):	$167.11
52 Week Low (on June 4, 2012):	$128.10

All disclosures contained herein regarding the underlying shares are derived from publicly available information. UBS has notconducted any independent review or due diligence of any publicly available information with respect to the underlying share.

The underlying shares are registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securitiesregistered under the Exchange Act are required to file financial and other information specified by the SEC periodically.Information filed by the underlying share issuer with the SEC can be reviewed electronically through a website maintained bythe SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the underlying share issuer under the Exchange Act can be located by reference to its SEC file number provided above. In addition, information filed with theSEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

May 2013

Outperformance Jump Securities due June 4, 2015
$3,072,440 Based on the Performance of the SPDR® S&P® 500 ETF Trust Relative to the iShares® Barclays 20+ Year Treasury Bond Fund

Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying share for the period of January 2, 2008 through May 31, 2013. The closing price of the underlying share on May 31, 2013 was $163.24. The associated graph shows the closing prices of the underlying share for each day from January 3, 2000 to May 31, 2013. We obtained the information in the table below from Bloomberg Professional Service (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying share should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying share at any time, including the valuation date.

SPDR® S&P® 500 ETF	High	Low	Period End
2008
First Quarter	$144.94	$127.90	$131.89
Second Quarter	$143.08	$127.69	$128.04
Third Quarter	$130.70	$111.38	$116.54
Fourth Quarter	$116.00	$75.95	$90.33
2009
First Quarter	$93.44	$68.11	$79.44
Second Quarter	$95.09	$81.00	$91.92
Third Quarter	$107.33	$87.95	$105.56
Fourth Quarter	$112.67	$102.54	$111.44
2010
First Quarter	$117.40	$105.87	$116.99
Second Quarter	$121.79	$103.22	$103.22
Third Quarter	$114.79	$102.20	$114.12
Fourth Quarter	$125.92	$113.75	$125.78
2011
First Quarter	$134.57	$126.21	$132.51
Second Quarter	$136.54	$126.81	$131.97
Third Quarter	$135.46	$112.26	$113.17
Fourth Quarter	$128.68	$109.93	$125.50
2012
First Quarter	$141.61	$127.49	$140.72
Second Quarter	$141.79	$128.10	$136.27
Third Quarter	$147.24	$133.51	$143.93
Fourth Quarter	$146.27	$135.70	$142.52
2013
First Quarter	$156.73	$145.53	$156.55
Second Quarter (through May 31, 2013)	$167.11	$154.14	$163.24

May 2013

Outperformance Jump Securities due June 4, 2015
$3,072,440 Based on the Performance of the SPDR® S&P® 500 ETF Trust Relative to the iShares® Barclays 20+ Year Treasury Bond Fund

SPDR® S&P® 500 ETF — Daily Closing Prices January 3, 2000 to May 31, 2013

May 2013

Outperformance Jump Securities due June 4, 2015
$3,072,440 Based on the Performance of the SPDR® S&P® 500 ETF Trust Relative to the iShares® Barclays 20+ Year Treasury Bond Fund

iShares® Barclays 20+ Year Treasury Bond Fund

We have derived all information contained herein regarding the iShares® Barclays 20+ Year Treasury Bond Fund (the “TLT Fund”) from publicly available information. Such information reflects the policies of, and is subject to changes by, BlackRock Fund Advisors (“BFA”), the investment advisor of the TLT Fund. UBS has not undertaken an independent review or due diligence of any publicly available information regarding the TLT Fund.

The TLT Fund is one of the investment portfolios that constitute the iShares Trust. The TLT Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses of the Barclays U.S. 20+ Year Treasury Bond Index (the ``Barclays U.S. 20+”). The Barclays U.S. 20+ measures the performance of public obligations of the U.S. Treasury that have a remaining maturity of 20 or more years. The Barclays U.S. 20+ includes all publicly-issued U.S. Treasury securities that have a remaining maturity of greater than or equal to 20 years, are rated investment grade and have $250 million or more of outstanding face value. In addition, the securities in the Barclays U.S. 20+ must be denominated in U.S. dollars and must be fixed-rate and non-convertible. Excluded from the Barclays U.S. 20+ are certain special issues such as flower bonds, targeted investor notes, state and local government series bonds and coupon issues that have been stripped from bonds. The Barclays U.S. 20+ is market capitalization-weighted and the securities in the Barclays U.S. 20+ are updated on the last calendar day of each month. Barclays Capital Inc. (“Barclays Capital”) determines the composition and relative weightings of the securities in the Barclays U.S. 20+ and publishes information regarding the market value of the Barclays U.S. 20+. Barclays Capital is under no obligation to continue to publish, and may discontinue or suspend the publication of the Barclays U.S. 20+ at any time.

The TLT Fund invests in a representative sample of securities included in the Barclays U.S. 20+ that collectively has an investment profile similar to the Barclays U.S. 20+. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield), and liquidity measures similar to those of the Barclays U.S. 20+. Due to the use of representative sampling, the TLT Fund may or may not hold all of the securities that are included in the Barclays U.S. 20+.

As of March 31, 2013, ordinary operating expenses of the TLT Fund are expected to accrue at an annual rate of 0.15% of the TLT Fund’s daily net asset value. Expenses of the TLT Fund reduce the net asset value of the assets held by the TLT Fund and, therefore, reduce the value of the shares of the TLT Fund.

Information filed by iShares Trust with the SEC under the Securities Act of 1933, the Investment Company Act of 1940 and where applicable, the Securities Exchange Act of 1934 can be found by reference to its SEC file number: 333-92935 and 811-09729. The TLT Fund’s website is http://us.ishares.com/product_info/fund/overview/TLT.htm. Shares of the TLT Fund are listed on the NYSE Arca under ticker symbol “TLT.”

Information as of market close on May 31, 2013:

Bloomberg Ticker Symbol:	TLT UP <Equity>
Current Share Closing Price:	$114.49
52 Weeks Ago (on May 31, 2012):	$127.60
52 Week High (on July 25, 2012):	$132.16
52 Week Low (on May 28, 2013):	$113.82

All disclosures contained herein regarding the underlying share are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying share.

The underlying share is registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the underlying share issuer with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the underlying share issuer under the Exchange Act can be located by reference to its SEC file number provided above. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

May 2013

Outperformance Jump Securities due June 4, 2015
$3,072,440 Based on the Performance of the SPDR® S&P® 500 ETF Trust Relative to the iShares® Barclays 20+ Year Treasury Bond Fund

Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying share for the period of January 2, 2008 through May 31, 2013. The closing price of the underlying share on May 31, 2013 was $114.49. The associated graph shows the closing prices of the underlying share for each day from August 19, 2002 to May 31, 2013. The underlying equity commenced trading on NYSE Arca on August 19, 2002. We obtained the information in the table below from Bloomberg Professional® Service (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying share should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying share at any time, including the valuation date.

iShares® Barclays 20+ Year Treasury Bond Fund	High	Low	Period End
2008
First Quarter	$97.18	$90.95	$95.89
Second Quarter	$95.67	$88.87	$92.34
Third Quarter	$98.49	$90.14	$94.88
Fourth Quarter	$122.45	$92.74	$119.35
2009
First Quarter	$116.65	$100.56	$105.71
Second Quarter	$106.37	$88.19	$94.57
Third Quarter	$98.84	$90.40	$98.66
Fourth Quarter	$99.70	$89.46	$89.87
2010
First Quarter	$92.31	$88.61	$89.46
Second Quarter	$101.75	$87.47	$101.75
Third Quarter	$108.56	$98.33	$105.51
Fourth Quarter	$105.56	$90.94	$94.12
2011
First Quarter	$93.92	$88.19	$92.12
Second Quarter	$97.64	$89.88	$94.10
Third Quarter	$123.13	$93.61	$120.80
Fourth Quarter	$123.87	$110.24	$121.25
2012
First Quarter	$121.44	$110.10	$112.20
Second Quarter	$130.36	$110.58	$125.20
Third Quarter	$132.16	$118.30	$124.23
Fourth Quarter	$126.73	$120.07	$121.18
2013
First Quarter	$120.32	$114.75	$117.76
Second Quarter (through May 31, 2013)	$124.00	$113.82	$114.49

May 2013

Outperformance Jump Securities due June 4, 2015
$3,072,440 Based on the Performance of the SPDR® S&P® 500 ETF Trust Relative to the iShares® Barclays 20+ Year Treasury Bond Fund

iShares® Barclays 20+ Year Treasury Bond Fund — Daily Closing Prices August 19, 2002 to May 31, 2013

This document relates only to the securities offered hereby and does not relate to the underlying shares or other securities of the underlying shares. We have derived all disclosures contained in this document regarding the underlying shares from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying shares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying shares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraphs) that would affect the underlying shares (and therefore the initial prices at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying shares could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying shares.

May 2013

Outperformance Jump Securities due June 4, 2015
$3,072,440 Based on the Performance of the SPDR® S&P® 500 ETF Trust Relative to the iShares® Barclays 20+ Year Treasury Bond Fund

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:	The United States federal income tax consequences of your investment in the securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-44 of the Outperformance Jump Securities product supplement and discuss the tax consequences of your particular situation with your tax advisor.
There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Pursuant to the terms of the securities, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize your securities as a pre-paid derivative contract with respect to the underlying shares. If your securities are so treated, you should generally recognize gain or loss upon the sale or maturity of your securities. Subject to the “constructive ownership” rules discussed below, any gain or loss recognized upon sale, exchange or settlement of the securities should be long-term if you hold your securities for more than one year, in an amount equal to the difference between the amount you receive at such time and the amount you paid for your securities, and short-term capital gain or loss otherwise.
Since the securities are linked to equity interests in exchange traded funds, there is a risk that the securities could be treated as a “constructive ownership transaction” as defined in Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If the securities were treated as a constructive ownership transaction, all or a portion of any long term capital gain realized by you on sale, exchange or maturity of a security could be recharacterized as ordinary income and an interest charge could also be imposed. We do not intend to treat the securities as a “constructive ownership transaction”; however, U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.
In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-46 of the Outperformance Jump Securities product supplement including possible treatment of any upside payment payment as ordinary income.
In 2007, the Internal Revenue Service (“IRS”) released a notice that may affect the taxation of holders of the securities. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument similar to the securities should be required to accrue ordinary income on a current basis, and they sought comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether Section 1260 of the Code (as discussed above) should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-44 of the Outperformance Jump Securities product supplement, unless and until such time as the Treasury Department and the IRS determine that some other treatment is more appropriate.

May 2013

Outperformance Jump Securities due June 4, 2015
$3,072,440 Based on the Performance of the SPDR® S&P® 500 ETF Trust Relative to the iShares® Barclays 20+ Year Treasury Bond Fund

Additional Provisions:
Recent Legislation
Medicare Tax on Net Investment Income. Beginning in 2013, U.S. holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.
Specified Foreign Financial Assets. Under recently enacted legislation, individuals that own “specified foreign financial assets” may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax adviser as to the application of this legislation to your ownership of the securities.
Non-United States Holders. Subject to the potential application of Section 871(m) of the Code and “FACTA” (as discussed below), if you not a US holder, you should generally not be subject to United States withholding taxes with respect to payments on your securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements as to your foreign status by providing a fully completed and duly executed applicable IRS Form W-8.
Section 871(m) of the Code, requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S. - source dividends. Under proposed Treasury Department regulations, certain payments that are contingent upon or determined by reference to U.S. source dividends, including payments reflecting adjustments for extraordinary dividends, with respect to equity-linked instruments, including the securities, may be treated as dividend equivalents. If enacted in their current form, the regulations may impose a withholding tax on payments or deemed payments made on the securities on or after January 1, 2014 that are treated as dividend equivalents. In that case, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. Further, Non-U.S. Holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the securities in order to minimize or avoid U.S. withholding taxes. You should consult your tax advisor concerning the potential application of these regulations to payments you receive with respect to the securities when these regulations are finalized.
Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest of dividends) and “pass-thru payments” (i.e, certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final Treasury Department regulations published in the Federal Register on January 28, 2013, the withholding and reporting requirements will generally apply to certain withholdable payments made after December 31, 2013, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain pass-thru payments made after December 31, 2016. This withholding tax would not be imposed on withholdable payments pursuant to obligations that are outstanding on January 1, 2014 (and are not materially modified after December 31, 2013) or to pass-thru payments pursuant to obligations that are outstanding six months after final regulations regarding such payments become effective (and such obligations are not subsequently modified in a material manner). If, however, withholding is required as a result of future guidance, we (and any paying agent) will not be required to pay additional amounts with respect to the amounts withheld.

May 2013

Outperformance Jump Securities due June 4, 2015
$3,072,440 Based on the Performance of the SPDR® S&P® 500 ETF Trust Relative to the iShares® Barclays 20+ Year Treasury Bond Fund

Additional Provisions:
Significant aspects of the application of FATCA are not currently clear and the above description is based on regulations and interim guidance. Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as financial institutions under the FATCA rules.
Proposed Legislation
The House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the securities to be marked to market on as annual basis with the all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.
PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES.
Use of proceeds and hedging:	We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.
In connection with the sale of the securities, we or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before and after the pricing date of the securities. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.
We or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.
The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities at maturity. See “Risk Factors” beginning on page 8 of this document for a discussion of these adverse effects.
Supplemental information regarding plan of distribution; conflicts of interest:	Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document. UBS Securities LLC, acting as agent for UBS, will receive a fee of $0.225 per $10.00 stated principal amount of securities and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.225 for each $10.00 stated principal amount of securities that Morgan Stanley Smith Barney LLC sells.
We or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities. UBS Securities LLC and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions.
UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.
Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in the offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (914) 225-7000). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at 1-(800)-233-1087.

May 2013

Outperformance Jump Securities due June 4, 2015
$3,072,440 Based on the Performance of the SPDR® S&P® 500 ETF Trust Relative to the iShares® Barclays 20+ Year Treasury Bond Fund

Syndicate Information

The actual price to public, the underwriting fee received by UBS Securities LLC and the selling concession granted to selected dealers per security may be reduced for volume purchase discounts depending on the aggregate amount of securities purchased by a particular investor according to the following chart. Sales commissions received by financial advisors will be subject to commensurate reduction.

Syndicate Information
Aggregate Stated Principal Amount of Securities for Any Single Investor	Price to Public per Security	Underwriting Fee per Security	Selling Concessions per Security
<$1,000,000	$10.0000	$0.2250	$0.2250
$1,000,000 and <$3,000,000	$9.9625	$0.1875	$0.1875
$3,000,000 and <$5,000,000	$9.9438	$0.1688	$0.1688
$5,000,000	$9.9250	$0.1500	$0.1500

Selling concessions allowed to dealers in connection with the offering may be reclaimed by the underwriter, if, within 30 days of the offering, the underwriter repurchases the securities distributed by such dealers.

May 2013